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                                                                      EXHIBIT 99

NEWS RELEASE
FOR IMMEDIATE RELEASE

                                                                        CONTACT:
                                                            Julia Wallace Potter
                                                                  (312) 255-5055
                                                            jpotter@diamtech.com



      DIAMOND TECHNOLOGY PARTNERS ACQUIRES CHANGE MANAGEMENT FIRM OMNITECH

               COMPANIES COMBINE TO ADDRESS GROWING ORGANIZATIONAL
                       CHANGE ISSUES CREATED BY E-COMMERCE

CHICAGO, April 26, 1999--Diamond Technology Partners Incorporated (Nasdaq:
DTPI), a management consulting firm, today announced that it has acquired OmniTech Consulting Group, a Chicago-based change management firm specializing in web-based and other multimedia corporate learning.

"OmniTech is a very strong complement to Diamond's business," explained Mel Bergstein, chairman and CEO of Diamond. "The e-commerce initiatives, or what we call digital strategies, that Diamond develops for its clients often create significant change. OmniTech's expertise in corporate learning, and particularly its Internet-based programs, will considerably augment our change management capabilities. This expanded capability in change management is expected to enhance Diamond's ability to grow its revenue to 40% annually."

OmniTech Consulting Group, founded in 1985, has 43 client-serving professionals and has offices in Chicago (headquarters), Boston and Bridgewater, New Jersey. OmniTech offers a variety of web-based and multimedia change management solutions as well as custom change programs for organizations' leaders and work teams. OmniTech's clients include well-known companies such as AT&T, Ameritech, Bell Atlantic, Bell South, Carrier Corporation, Fidelity, Lucent, Microsoft, Motorola and Xerox.

OmniTech Principal Fredrick Belmont commented, "We are very excited to be a part of the Diamond family and its leading edge digital strategy work. We are impressed with what Diamond has been able to accomplish in just five years--from their financial performance, to their people, client relationships and intellectual capital. OmniTech will flourish in this environment."



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Under the terms of the acquisition agreement, Diamond will pay $4.0 million in cash, and issue a $1.0 million deferred note and Diamond Class A Common Stock having an aggregate market value of $2.5 million. The acquisition will be accounted for under purchase accounting and is expected to be non-dilutive. OmniTech will operate as a separate business unit of Diamond Technology Partners for the foreseeable future.

Diamond Technology Partners Incorporated is a management-consulting firm that helps clients develop and implement digital strategies--business strategies for the digital age. Headquartered in Chicago, the Company serves clients across the United States and internationally in the financial services, consumer products, consumer services, telecommunications, utilities, insurance and health care industries. Diamond's home page can be found at www.diamtech.com. Information on OmniTech can be found at www.otcg.com.

Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws. Forward-looking statements involve risks and uncertainties and speak only as of the date of this release. Actual results may differ materially due to such factors as the ability of the Company to successfully integrate the OmniTech business, possible termination of projects by major clients, variations in the timing, initiation or completion of client assignments, recruitment and retention of personnel, absence of long-term contracts with clients, growth management, project risks, and technological advances. Material risks and uncertainties are described in detail in "Risk Factors" contained in the Company's registration statement and prospectus dated April 2, 1998, on file with the Securities and Exchange Commission.

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